10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
Utility and Telecom
Security
FIRST POTOMAC
Advisor
EIMCO
Transaction Date
3/17/2010
Cost
$200,000
Offering Purchase
3.64%
Broker
KeyBank
Underwriting Syndicate Members
Keybanc Capital Markets
BMO Capital Markets
Wells Fargo & Co
Raymond James


Fund
Utility and Telecom
Security
EXCEL TRUST
Advisor
EIMCO
Transaction Date
4/22/2010
Cost
$800,000
Offering Purchase
533.33%
Broker
Morgan Stanley
Underwriting Syndicate Members
Morgan Stanley
Barclays Capital
Wells Fargo Securities


Fund
Utility and Telecom
Security
NISKA GAS STORAGE PARTNERS
Advisor
EIMCO
Transaction Date
5/12/20/10
Cost
$200,000
Offering Purchase
114.29%
Broker
Goldman Sachs
Underwriting Syndicate Members
Goldman Sachs
Barclays Capital
Wells Fargo Securities


Fund
Utility and Telecom
Security
CENTERPOINT ENERGY
Advisor
EIMCO
Transaction Date
6/9/2010
Cost
$10,000
Offering Purchase
4.55%
Broker
JP Morgan
Underwriting Syndicate Members
JP Morgan
Credit Suisse
Morgan Stanley
Wells Fargo Securities


Fund
Utility and Telecom
Security
HSBC HOLDINGS PLC
Advisor
EIMCO
Transaction Date
6/18/2010
Cost
$100,000
Offering Purchase
7.35%
Broker
Kellogg
Underwriting Syndicate Members
HSBC
Citi
Morgan Stanley
Wells Fargo Securities



Fund
Omega Fund
Security
VERISK
Advisor
EIMCO
Transaction Date
10/6/2009
Cost
$6,000
Offering Purchase
0.01%
Broker
Merrill Lynch
Underwriting Syndicate Members
Bank of America
Wells Fargo
JP Morgan